Exhibit 99.1

   BAXTER REPORTS STRONG FIRST QUARTER FINANCIAL RESULTS AND BOOSTS FULL-YEAR
                                     OUTLOOK

   FIRST QUARTER SALES INCREASED 11 PERCENT; EPS OF $0.61 INCREASED 42 PERCENT

     DEERFIELD, Ill., April 19 /PRNewswire-FirstCall/ -- Baxter International Inc. (NYSE: BAX) today reported sales and earnings above expectations for the first quarter of 2007, and raised its outlook for the full-year.

     First quarter net income increased 43 percent to $403 million compared to $282 million in the first quarter of 2006. Earnings per diluted share of $0.61 increased 42 percent over the $0.43 per diluted share reported last year. Strong sales, improved margins, and lower interest expense drove the company's financial performance, which compared favorably to the guidance previously provided for the first quarter of $0.54 to $0.56 per diluted share.

     Baxter's worldwide sales totaled $2.7 billion in the first quarter, an increase of 11 percent. Sales within the United States totaled $1.1 billion, an increase of 8 percent over the same period last year, while sales outside of the United States grew 14 percent (or 8 percent excluding the impact of foreign exchange) to $1.5 billion. Excluding the impact of foreign exchange, Baxter's sales growth of 8 percent exceeded its guidance range of 5 to 6 percent.

     During the quarter, momentum continued in Baxter's BioScience business, with revenues totaling $1.1 billion, an increase of 22 percent. This increase was driven by strength across all product lines, including recombinant products used in the treatment of hemophilia A, antibody therapy products for the treatment of primary immunodeficiencies, and other specialty plasma therapeutics and biosurgery products. The company also posted strong vaccine sales in the quarter as a result of shipments of its candidate H5N1 vaccine for government stockpiles around the world, and strong demand in Europe for its vaccines that prevent tick-borne encephalitis and group C meningococcal meningitis. BioScience results exclude the Transfusion Therapies business, which was divested in the quarter.

     Medication Delivery revenues increased 8 percent to $990 million as a result of strong international performance and sales of anesthesia products. Renal revenues increased 6 percent to $525 million as the company continued to post strong gains in peritoneal dialysis patients, primarily in developing countries.

     "Our strong first quarter financial results reflect the building momentum in our business and our disciplined focus on driving margin improvements," said Robert L. Parkinson, Jr., chairman and chief executive officer. "This performance continues to reflect the value inherent in optimizing our current business portfolio and allowed us to continue to accelerate our investment in research and development, which grew 15% in the quarter."

     Second Quarter and Full-Year 2007 Outlook

     Given strong first quarter financial results, Baxter is raising its sales and earnings outlook for full-year 2007. The company now expects to achieve sales growth of 4 to 5 percent, excluding the impact of foreign exchange, and earnings per diluted share of $2.60 to $2.65, before any special items. In addition, Baxter continues to expect cash flow from operations for full-year 2007 to total approximately $2.3 billion. For the second quarter of 2007, Baxter expects sales growth of 3 to 4 percent, excluding the impact of foreign exchange, and earnings per diluted share, before any special items, of $0.66 to $0.68.

     The financial outlook for the second quarter and full-year 2007 reflects the divestiture of the Transfusion Therapies business and excludes sales of the company's COLLEAGUE infusion pump in the United States, which may resume before the end of 2007.

     A webcast of Baxter's first quarter conference call for investors can be accessed live from a link on the company's website at www.baxter.com beginning at 7:30 a.m. CDT on April 19, 2007. Please visit Baxter's website for more information regarding this and future investor events and webcasts, including investor presentations, and the company's Annual Meeting for shareholders to be held in Chicago on May 1.

     Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma and other conditions. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.

     This release includes forward-looking statements concerning the company's financial results. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts, that could limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company's sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; reimbursement policies of government agencies and private payers; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company's manufacture, sale or use of affected products or technology; and other risks identified in the company's most recent filing on Form 10-K and other SEC filings, all of which are available on the company's website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company's website.

                            BAXTER INTERNATIONAL INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                                   (unaudited)
               (in millions, except per share and percentage data)

                                            THREE MONTHS ENDED
                                                 MARCH 31,
                                           --------------------
                                             2007        2006       Change
                                           --------    --------    --------
NET SALES                                  $  2,675    $  2,409          11%
COST OF GOODS SOLD                            1,409       1,357           4%

---------------------------------------------------------------------------
GROSS PROFIT                                  1,266       1,052          20%
---------------------------------------------------------------------------
% of Sales                                     47.3%       43.7%    3.6 pts

MARKETING AND ADMINISTRATIVE EXPENSES           583         526          11%
% of Sales                                     21.8%       21.8%      0 pts

RESEARCH AND DEVELOPMENT EXPENSES               159         138          15%
% of Sales                                      5.9%        5.7%    0.2 pts

NET INTEREST EXPENSE                              5          18         (72)%

OTHER (INCOME) EXPENSE, NET (A)                 (10)         16        (163)%

---------------------------------------------------------------------------
PRE-TAX INCOME                                  529         354          49%
---------------------------------------------------------------------------

INCOME TAX EXPENSE                              126          72          75%
---------------------------------------------------------------------------

NET INCOME                                 $    403    $    282          43%
===========================================================================

BASIC EPS                                  $   0.62    $   0.44          41%
===========================================================================
DILUTED EPS                                $   0.61    $   0.43          42%
===========================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
        Basic                                   650         641
        Diluted                                 659         648
---------------------------------------------------------------------------

(A) Other (Income) Expense, Net in 2007 includes income of $23 million, reflecting a gain on the sale of the Transfusion Therapies business of $58 million less related charges of $35 million. The after-tax impact of these items was $6 million of income, or $0.01 per diluted share.

                            BAXTER INTERNATIONAL INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                                 ($ in millions)

                                                     MARCH 31,    DECEMBER 31,
                                                       2007           2006
                                                   ------------   ------------
ASSETS
------
Cash and equivalents                               $      2,384   $      2,485
Receivables                                               1,899          1,838
Inventories                                               2,119          2,066
Other current assets                                        572            581
                                                   ---------------------------
   Total current assets                                   6,974          6,970
                                                   ---------------------------
Property, plant and equipment, net                        4,047          4,229
Other long-term assets                                    3,462          3,487
------------------------------------------------------------------------------
      Total assets                                 $     14,483   $     14,686
==============================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Short-term debt                                    $        596   $        234
Other current liabilities                                 3,028          3,376
Long-term debt                                            2,124          2,567
Other long-term liabilities                               2,131          2,237
Shareholders' equity                                      6,604          6,272
------------------------------------------------------------------------------
      Total liabilities and shareholders' equity   $     14,483   $     14,686
==============================================================================

                            BAXTER INTERNATIONAL INC.
               CASH FLOWS FROM OPERATIONS AND CHANGES IN NET DEBT
                                   (unaudited)
                                 ($ in millions)

CASH FLOWS FROM OPERATIONS
(Brackets denote cash outflows)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                           ---------------------------
                                                               2007           2006
                                                           ------------   ------------
Net income                                                 $        403   $        282
Adjustments
      Depreciation and amortization                                 140            139
      Deferred income taxes                                         (13)             2
      Stock compensation                                             27             18
      Other                                                           4             18
Changes in balance sheet items
      Receivables                                                   (98)            38
      Inventories                                                  (128)           (63)
      Accounts payable and accrued liabilities                     (158)          (105)
      Restructuring payments                                         (3)           (19)
      Other                                                          41             (5)
--------------------------------------------------------------------------------------
Cash flows from operations                                 $        215   $        305
======================================================================================

CHANGES IN NET DEBT
Increase (decrease)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                           ---------------------------
                                                               2007           2006
                                                           ------------   ------------
Net Debt, Beginning of Period                              $        316   $      2,497
Cash flows from operations                                         (215)          (305)
Capital expenditures                                                 93             76
Dividends                                                           380            363
Proceeds from sale of Transfusion Therapies business               (421)             -
Issuances of common stock                                             -         (1,249)
Proceeds from stock issued under employee benefit plans            (201)           (44)
Purchases of treasury stock                                         270            171
Other, including the effect of exchange rate changes                114             15
--------------------------------------------------------------------------------------
Increase (decrease) in net debt                                      20           (973)
--------------------------------------------------------------------------------------
Net Debt, March 31                                         $        336   $      1,524
======================================================================================

KEY STATISTICS, MARCH 31:
Days sales outstanding                                             55.3           54.8
Inventory turns                                                     2.6            2.6
--------------------------------------------------------------------------------------

                            BAXTER INTERNATIONAL INC.
                                    NET SALES
                     PERIODS ENDING MARCH 31, 2007 AND 2006
                                   (unaudited)
                                 ($ in millions)

                                              Q1         Q1       % GROWTH @      % GROWTH @
                                             2007      2006(1)   ACTUAL RATES   CONSTANT RATES
----------------------------------------------------------------------------------------------
    BIOSCIENCE (2)
    United States                          $    484   $    418             16%              16%
    International                               588        458             28%              20%
    Total                                  $  1,072   $    876             22%              18%
----------------------------------------------------------------------------------------------
    MEDICATION DELIVERY
    United States                          $    515   $    491              5%               5%
    International                               475        425             12%               6%
    Total                                  $    990   $    916              8%               6%
----------------------------------------------------------------------------------------------
    RENAL
    United States                          $     97   $     94              3%               3%
    International                               428        399              7%               5%
    Total                                  $    525   $    493              6%               4%
----------------------------------------------------------------------------------------------
BAXTER EXCLUDING TRANSFUSION THERAPIES
United States                              $  1,096   $  1,003              9%               9%
International                                 1,491      1,282             16%              11%
Total                                      $  2,587   $  2,285             13%              10%
----------------------------------------------------------------------------------------------
    TRANSFUSION THERAPIES (2)
    United States                          $     43   $     56            (23)%            (23)%
    International                                45         68            (34)%            (38)%
    Total                                  $     88   $    124            (29)%            (31)%
----------------------------------------------------------------------------------------------
BAXTER INTERNATIONAL INC.
United States                              $  1,139   $  1,059              8%               8%
International                                 1,536      1,350             14%               8%
Total                                      $  2,675   $  2,409             11%               8%
----------------------------------------------------------------------------------------------

(1) Prior year sales data has been reclassified to reflect the change that is described in note 2 below.
(2) Sales of Transfusion Therapies (TT) products were previously reported in BioScience. Due to Baxter's expected significant continuing cash flows associated with this business, Baxter continued to include the results of operations of TT in the company's results of operations through the February 28, 2007 sale date. The amounts reported in Transfusion Therapies reflect sales of TT products until the completion of the sale of the TT business, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer post-divestiture.

                            BAXTER INTERNATIONAL INC.
                             KEY PRODUCT LINE SALES
                     PERIODS ENDING MARCH 31, 2007 AND 2006
                                   (unaudited)
                                 ($ in millions)

                                              Q1         Q1       % GROWTH @      % GROWTH @
                                             2007      2006(1)   ACTUAL RATES   CONSTANT RATES
----------------------------------------------------------------------------------------------
BIOSCIENCE
Recombinants (2)                           $    388   $    335             16%              11%
Plasma Proteins (3)                             225        192             17%              15%
Antibody Therapy                                222        183             21%              18%
Regenerative Medicine (4)                        82         69             19%              14%
Other (5)                                       155         97             60%              48%
----------------------------------------------------------------------------------------------
Total Bioscience (6)                       $  1,072   $    876             22%              18%
----------------------------------------------------------------------------------------------
MEDICATION DELIVERY
IV Therapies (7)                           $    320   $    304              5%               2%
Global Injectables (8)                          361        353              2%               0%
Infusion Systems                                209        195              7%               6%
Anesthesia (9)                                   89         54             65%              63%
Other (10)                                       11         10             10%               0%
----------------------------------------------------------------------------------------------
Total Medication Delivery                  $    990   $    916              8%               6%
----------------------------------------------------------------------------------------------
RENAL
PD Therapy                                 $    419   $    388              8%               6%
HD Therapy                                      106        105              1%              (1)%
----------------------------------------------------------------------------------------------
Total Renal                                $    525   $    493              6%               4%
----------------------------------------------------------------------------------------------
Baxter Excluding Transfusion Therapies     $  2,587   $  2,285             13%              10%
----------------------------------------------------------------------------------------------
Transfusion Therapies (11)                 $     88   $    124            (29)%            (31)%
----------------------------------------------------------------------------------------------
TOTAL BAXTER                               $  2,675   $  2,409             11%               8%
==============================================================================================

(1) Prior year sales data has been reclassified to reflect the changes that are described in notes 2, 5, 6, 8, 9 and 11 below.
(2) Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE). Sales of recombinant FIX (BeneFIX) were previously reported in Recombinants and are now reported in Other, as detailed below.
(3) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products.
(4)  Previously referred to as BioSurgery.
(5) Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of recombinant FIX were previously reported in Recombinants.
(6)  BioScience sales have been reclassified to reflect the change described in
     Note 11.
(7)  Principally includes intravenous solutions and nutritional products.
(8) Principally includes sales related to the pharma partnering business, enhanced packaging, premix drugs and generic injectables. Generic injectables were previously reported in Anesthesia.
(9) Principally includes proprietary inhaled anesthetics and other anesthesia products. Sales of generic injectables were previously reported in Anesthesia and are now reported in Global Injectables.
(10) Principally includes other hospital-distributed products.
(11) Sales of Transfusion Therapies (TT) products were previously reported in BioScience. Due to Baxter's expected significant continuing cash flows associated with this business, Baxter continued to include the results of operations of TT in the company's results of operations through the February 28, 2007 sale date. The amounts reported above reflect sales of TT products until the completion of the sale of the TT business, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer post-divestiture.

                            BAXTER INTERNATIONAL INC.
                   KEY PRODUCT LINE SALES -- US/INTERNATIONAL
                     PERIODS ENDING MARCH 31, 2007 AND 2006
                                   (unaudited)
                                 ($ in millions)

                                        Q1 2007                             Q1 2006(1)                     % GROWTH
                              -----------------------------------------------------------------------------------------------
                                US    INTERNATIONAL   TOTAL    US    INTERNATIONAL   TOTAL    US      INTERNATIONAL     TOTAL
-----------------------------------------------------------------------------------------------------------------------------
BIOSCIENCE
Recombinants (2)              $  179  $         209  $  388  $  161  $         174  $  335      11%              20%       16%
Plasma Proteins (3)               88            137     225      67            125     192      31%              10%       17%
Antibody Therapy                 159             63     222     139             44     183      14%              43%       21%
Regenerative Medicine (4)         43             39      82      39             30      69      10%              30%       19%
Other (5)                         15            140     155      12             85      97      25%              65%       60%
-----------------------------------------------------------------------------------------------------------------------------
Total Bioscience (6)          $  484  $         588  $1,072  $  418  $         458  $  876      16%              28%       22%
-----------------------------------------------------------------------------------------------------------------------------
MEDICATION DELIVERY
IV Therapies (7)              $  101  $         219  $  320  $  104  $         200  $  304      (3)%             10%        5%
Global Injectables (8)           227            134     361     225            128     353       1%               5%        2%
Infusion Systems                 122             87     209     124             71     195      (2)%             23%        7%
Anesthesia (9)                    60             29      89      33             21      54      82%              38%       65%
Other (10)                         5              6      11       5              5      10       0%              20%       10%
-----------------------------------------------------------------------------------------------------------------------------
Total Medication Delivery     $  515  $         475  $  990  $  491  $         425  $  916       5%              12%        8%
-----------------------------------------------------------------------------------------------------------------------------
RENAL
PD Therapy                    $   69  $         350  $  419  $   66  $         322  $  388       5%               9%        8%
HD Therapy                        28             78     106      28             77     105       0%               1%        1%
-----------------------------------------------------------------------------------------------------------------------------
Total Renal                   $   97  $         428  $  525  $   94  $         399  $  493       3%               7%        6%
-----------------------------------------------------------------------------------------------------------------------------
Baxter Excluding Transfusion
 Therapies                    $1,096  $       1,491  $2,587  $1,003  $       1,282  $2,285       9%              16%       13%
-----------------------------------------------------------------------------------------------------------------------------
Transfusion Therapies (11)    $   43  $          45  $   88  $   56  $          68  $  124     (23)%            (34)%     (29)%
-----------------------------------------------------------------------------------------------------------------------------
Total Baxter                  $1,139  $       1,536  $2,675  $1,059  $       1,350  $2,409       8%              14%       11%
=============================================================================================================================

(1) Prior year sales data has been reclassified to reflect the changes that are described in notes 2, 5, 6, 8, 9 and 11 below.
(2) Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE). Sales of recombinant FIX (BeneFIX) were previously reported in Recombinants and are now reported in Other, as detailed below.
(3) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products.
(4)  Previously referred to as BioSurgery.
(5) Principally includes vaccines and sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of recombinant FIX (BeneFIX) were previously reported in Recombinants.
(6)  BioScience sales have been reclassified to reflect the change described in
     Note 11.
(7)  Principally includes intravenous solutions and nutritional products.
(8) Principally includes sales related to pharma partnering business, enhanced packaging, premix drugs and generic injectables. Generic injectables were previously reported in Anesthesia.
(9) Principally includes proprietary inhaled anesthetics and other anesthesia products. Sales of generic injectables were previously reported in Anesthesia and are now reported in Global Injectables.
(10) Principally includes other hospital-distributed products.
(11) Sales of Transfusion Therapies (TT) products were previously reported in BioScience. Due to Baxter's expected significant continuing cash flows associated with this business, Baxter continued to include the results of operations of TT in the company's results of operations through the February 28, 2007 sale date. The amounts reported above reflect sales of TT products until the completion of the sale of the TT business, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer post-divestiture.